Exhibit 99.1
Caesars Entertainment, Inc. Reports Fourth Quarter and Full Year 2022 Results

LAS VEGAS and RENO, Nev. (February 21, 2023) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the fourth quarter and full year ended December 31, 2022.
Fourth Quarter Results:
•GAAP net revenues of $2.8 billion versus $2.6 billion for the comparable prior-year period.
•GAAP net loss of $148 million compared to a net loss of $434 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $957 million versus $581 million for the comparable prior-year period.
•Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $962 million versus $886 million for the comparable prior-year period.
Full Year Results:
•GAAP net revenues of $10.8 billion versus $9.6 billion for the comparable prior-year period.
•GAAP net loss of $899 million compared to a net loss of $1.0 billion for the comparable prior-year period.
•Same-store Adjusted EBITDA of $3.2 billion versus $3.0 billion for the comparable prior-year period.
•Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $3.9 billion versus $3.5 billion for the comparable prior-year period.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our fourth quarter delivered another set of strong operating results as both our Las Vegas and Regional segments each set a new fourth quarter record for Adjusted EBITDA. Additionally, our Las Vegas segment set a new full year record for Adjusted EBITDA. Caesars Sportsbook delivered significantly improved operating results during the fourth quarter which sets the foundation for a strong 2023. Consumer demand remains strong in all of our verticals and we are optimistic for the year ahead.”
Fourth Quarter and Full Year 2022 Financial Results Summary and Segment Information
After considering the effects of our acquisitions and completed divestitures, the following tables present adjustments to net revenues, net income (loss) and Adjusted EBITDA as reported, in order to reflect a same-store basis:

Net Revenues
	Three Months Ended December 31,
(In millions)	2022	2021	2021 Adj.(a)	Adj. 2021 Total
Las Vegas	$1,154	$1,040	$—	$1,040
Regional	1,356	1,364	(4)	1,360
Caesars Digital	237	116	—	116
Managed and Branded	72	72	—	72
Corporate and Other	2	(1)	—	(1)
Caesars	$2,821	$2,591	$(4)	$2,587

Net Revenues
	Years Ended December 31,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total
Las Vegas	$4,287	$—	$4,287	$3,409	$—	$3,409
Regional	5,704	(5)	5,699	5,537	64	5,601
Caesars Digital	548	—	548	337	135	472
Managed and Branded	282	—	282	278	(28)	250
Corporate and Other	—	—	—	9	—	9
Caesars	$10,821	$(5)	$10,816	$9,570	$171	$9,741

Net Income (Loss)
	Three Months Ended December 31,
(In millions)	2022	2021	2021 Adj.(a)	Adj. 2021 Total
Las Vegas	$295	$252	$—	$252
Regional	(17)	82	1	83
Caesars Digital	(35)	(360)	—	(360)
Managed and Branded	20	28	(10)	18
Corporate and Other	(411)	(436)	—	(436)
Caesars	$(148)	$(434)	$(9)	$(443)

Net Income (Loss)
	Years Ended December 31,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total
Las Vegas	$1,021	$—	$1,021	$641	$—	$641
Regional	463	2	465	637	(44)	593
Caesars Digital	(790)	—	(790)	(580)	(33)	(613)
Managed and Branded	(301)	385	84	68	13	81
Corporate and Other	(1,292)	—	(1,292)	(1,785)	—	(1,785)
Caesars	$(899)	$387	$(512)	$(1,019)	$(64)	$(1,083)

Adjusted EBITDA (b)
	Three Months Ended December 31,
(In millions)	2022	2021
Las Vegas	$537	$483
Regional	443	430
Caesars Digital	(5)	(305)
Managed and Branded	20	18
Corporate and Other	(38)	(45)
Caesars	$957	$581

Adjusted EBITDA (b)
	Years Ended December 31,
(In millions)	2022	2021	2021 Adj(a)	Adj. 2021 Total
Las Vegas	$1,964	$1,568	$—	$1,568
Regional	1,985	1,979	7	1,986
Caesars Digital	(666)	(476)	—	(476)
Managed and Branded	84	87	(4)	83
Corporate and Other	(124)	(168)	—	(168)
Caesars	$3,243	$2,990	$3	$2,993
____________________

(a)Adjustment for pre-consolidation, pre-acquisition, and pre-disposition results of operations on a net basis reflecting (i) addition of results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021 and William Hill prior to its acquisition on April 22, 2021 for the year ended December 31, 2021 and (ii) subtraction of results of operations for MontBleu, Evansville, Belle of Baton Rouge and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs, Caesars UK group, and William Hill International prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of December 31, 2022, Caesars had $13.1 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $1.0 billion, excluding restricted cash of $265 million.

(In millions)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$1,038	$1,070

Bank debt and loans	$5,836	$6,972
Notes	7,200	7,300
Other long-term debt	49	51
Total outstanding indebtedness	$13,085	$14,323

Net debt	$12,047	$13,253

As of December 31, 2022, our cash on hand and revolving borrowing capacity was as follows:

(In millions)	December 31, 2022
Cash and cash equivalents	$1,038
Revolver capacity (a)	2,220
Revolver capacity committed to letters of credit	(82)
Revolver capacity committed as regulatory requirement	(48)
Total	$3,128
___________________
(a)Revolver capacity includes $2.25 billion under our CEI Revolving Credit Facility, as amended, maturing in January 2028, less $40 million reserved for specific purposes, and $10 million under our Baltimore Revolving Credit Facility, as amended maturing in July 2023.
“We permanently reduced total debt by over $1.2 billion during 2022, resulting in total leverage as calculated under our bank credit facility of 4.4x as of December 31, 2022. In addition, we successfully extended $7.5 billion of debt facilities maturing in 2024 and 2025 through a $3.0 billion bank syndication completed in October 2022, and $4.5 billion of debt capital markets issuance which closed in February 2023,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income and interest expense, net of interest capitalized, (benefit) provision for income taxes, unrealized (gain) loss on investments and marketable securities, depreciation and amortization, stock-based compensation, impairment charges, equity in (income) loss of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, changes in the fair value of certain derivatives, and transaction costs associated with our acquisitions and divestitures such as (gain) loss on sale, sign-on and retention bonuses, severance expense, business integration and optimization costs, contract exit or termination costs, and certain litigation awards or regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss the Company’s results on February 21, 2023 at 2 p.m. Pacific Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register.vevent.com/register/BI1ab75d20d04448b48c8c312b37019e6d.
Once registered, participants will receive an email with dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate. If you think you or someone you care about may have a gambling problem, call 1-877-770-STOP (1-877-770-7867).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) impacts of economic and market conditions; (b) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (c) risks associated with our leverage and our ability to reduce our leverage; (d) the effects of competition on our business and results of operations; (e) the effects of inflation, increased inflation, supply chain constraints and continuing impacts of COVID-19 and (f) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2022	2021	2022	2021
REVENUES:
Casino	$1,551	$1,519	$5,997	$5,827
Food and beverage	424	343	1,596	1,140
Hotel	511	429	1,957	1,551
Other	335	300	1,271	1,052
Net revenues	2,821	2,591	10,821	9,570
EXPENSES:
Casino	799	1,018	3,526	3,129
Food and beverage	251	223	935	707
Hotel	138	121	529	438
Other	113	111	411	373
General and administrative	523	498	2,068	1,782
Corporate	78	81	286	309
Impairment charges	108	102	108	102
Depreciation and amortization	295	284	1,205	1,126
Transaction and other costs	28	31	14	144
Total operating expenses	2,333	2,469	9,082	8,110
Operating income	488	122	1,739	1,460
OTHER EXPENSE:
Interest expense, net	(585)	(561)	(2,265)	(2,295)
Loss on extinguishment of debt	(52)	(96)	(85)	(236)
Other income (loss)	(7)	(22)	46	(198)
Total other expense	(644)	(679)	(2,304)	(2,729)
Loss from continuing operations before income taxes	(156)	(557)	(565)	(1,269)
Benefit (provision) for income taxes	(6)	116	41	283
Loss from continuing operations, net of income taxes	(162)	(441)	(524)	(986)
Discontinued operations, net of income taxes	—	8	(386)	(30)
Net loss	(162)	(433)	(910)	(1,016)
Net (income) loss attributable to noncontrolling interests	14	(1)	11	(3)
Net loss attributable to Caesars	$(148)	$(434)	$(899)	$(1,019)

Net income (loss) per share - basic and diluted:
Basic loss per share from continuing operations	$(0.70)	$(2.07)	$(2.39)	$(4.69)
Basic income (loss) per share from discontinued operations	—	0.04	(1.80)	(0.14)
Basic loss per share	$(0.70)	$(2.03)	$(4.19)	$(4.83)
Diluted loss per share from continuing operations	$(0.70)	$(2.07)	$(2.39)	$(4.69)
Diluted income (loss) per share from discontinued operations	—	0.04	(1.80)	(0.14)
Diluted loss per share	$(0.70)	$(2.03)	$(4.19)	$(4.83)
Weighted average basic shares outstanding	215	214	214	211
Weighted average diluted shares outstanding	215	214	214	211

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,
(In millions)	2022	2021
Net loss attributable to Caesars	$(148)	$(434)
Net income (loss) attributable to noncontrolling interests	(14)	1
Discontinued operations, net of income taxes	—	(8)
(Benefit) provision for income taxes	6	(116)
Other loss (a)	7	22
Loss on extinguishment of debt	52	96
Interest expense, net	585	561
Impairment charges	108	102
Depreciation and amortization	295	284
Transaction costs and other (b)	42	55
Stock-based compensation expense	24	18
Adjusted EBITDA	$957	$581

	Years Ended December 31,
(In millions)	2022	2021
Net loss attributable to Caesars	$(899)	$(1,019)
Net income (loss) attributable to noncontrolling interests	(11)	3
Discontinued operations, net of income taxes	386	30
Benefit for income taxes	(41)	(283)
Other (income) loss (a)	(46)	198
Loss on extinguishment of debt	85	236
Interest expense, net	2,265	2,295
Impairment charges	108	102
Depreciation and amortization	1,205	1,126
Transaction costs and other (b)	90	220
Stock-based compensation expense	101	82
Adjusted EBITDA	3,243	2,990
Pre-consolidation, pre-acquisition, and pre-disposition EBITDA, net (c)	—	3
Total Adjusted EBITDA	$3,243	$2,993
____________________
(a)Other (income) loss for the three months and year ended December 31, 2022 primarily represents the net change in fair value of investments held by the Company, foreign exchange forward contracts, and the changes in the disputed claims liability related to the bankruptcy of Caesars Entertainment Corporation prior to the merger in 2020 (the “Merger”). Other loss for the three months and year ended December 31, 2021 primarily represents the change in fair value of investments held by the Company and the change in fair value of the derivative liability related to the 5% Convertible Notes.
(b)Transaction costs and other primarily includes costs related to the William Hill Acquisition, the Merger, various contract or license termination exit costs, professional services for integration activities and non-cash changes in equity method investments partially offset by gains resulting from insurance proceeds received in excess of the respective carrying value of the assets damaged at Lake Charles by Hurricane Laura.
(c)Results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021 and William Hill prior to its acquisition on April 22, 2021 are added to Adjusted EBITDA. The results of operations for MontBleu, Evansville, and Belle of Baton Rouge prior to divestiture are subtracted from Adjusted EBITDA. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.